Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-240087) pertaining to the Jamf Holding Corp. Omnibus Incentive Plan and the Amended and Restated Jamf Holding Corp. 2017 Stock Option Plan of Jamf Holding Corp. of our report dated March 4, 2021, with respect to the consolidated financial statements of Jamf Holding Corp. included in this Annual Report (Form 10-K) for the year ended December 31, 2020.

/s/ Ernst & Young LLP

Minneapolis, Minnesota

March 4, 2021